Exhibit 10.2

MASTER TRANSACTION AGREEMENT

between

INTEL CORPORATION

and

MOBILEYE GLOBAL INC.

i

ii

MASTER TRANSACTION AGREEMENT

This Master Transaction Agreement is dated as of [●], 2022, between Intel Corporation, a Delaware corporation (“Intel”), and Mobileye Global Inc., a Delaware corporation (“Mobileye,” with each of Intel and Mobileye a “Party,” and together, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article VIII hereof.

RECITALS

WHEREAS, Intel is, through direct and indirect wholly owned subsidiaries, the beneficial owner of all the issued and outstanding common stock of Mobileye;

WHEREAS, Mobileye is engaged in the business of the development and deployment of advanced driver assistance systems and autonomous driving technologies and solutions, as more completely described in a Registration Statement on Form S-1 (File No. 333-[●]) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act (the “IPO Registration Statement”);

WHEREAS, Intel and Mobileye currently contemplate that Mobileye will consummate an initial public offering (“IPO”) pursuant to the IPO Registration Statement; and

WHEREAS, the Parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth certain arrangements between Intel and Mobileye regarding the relationship of the Parties from and after the time of the pricing of the IPO (the “IPO Date”).

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions set forth in this Agreement, Intel and Mobileye covenant and agree as follows:

Article I
DOCUMENTS AND ITEMS TO BE
DELIVERED ON THE IPO DATE

Section 1.1            Documents to be delivered by Intel. On or prior to the IPO Date, Intel will deliver, or will cause its appropriate Subsidiaries to deliver, to Mobileye counterparts to the agreements listed on Schedule I and such other agreements, documents or instruments as the Parties may agree are necessary or desirable in order to achieve the purposes hereof (collectively, the “Inter-Company Agreements”).

Section 1.2            Documents to be delivered by Mobileye. On or prior to the IPO Date, Mobileye will deliver, or will cause its appropriate Subsidiaries to deliver, to Intel counterparts to, or copies of, as applicable, all of the Inter-Company Agreements.

Article II
THE IPO AND ACTIONS PENDING THE IPO; DISTRIBUTION

Section 2.1            Transactions prior to the IPO. Subject to the occurrence of the events described in this Article II, Intel and Mobileye intend to consummate the IPO and to take, or cause to be taken, the actions specified in this Section 2.1.

(a)              Registration Statement. Mobileye has filed the IPO Registration Statement, and intends to file such amendments or supplements thereto as may be necessary or desirable in order to cause the same to become and remain effective as required by law or by the managing underwriters for the IPO (the “Underwriters”), including, without limitation, filing such amendments or supplements to the IPO Registration Statement as may be required by the underwriting agreement to be entered into among Mobileye and the Underwriters (the “Underwriting Agreement”), the Commission or federal, state or foreign securities laws. Intel and Mobileye also intend to cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Class A common stock of Mobileye under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and any registration statements, prospectuses or amendments or supplements thereto which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO or the other transactions contemplated by this Agreement.

(b)              Underwriting Agreement. Mobileye shall enter into the Underwriting Agreement, which shall in form and substance be satisfactory to Intel and Mobileye, and Mobileye shall comply with its obligations thereunder.

(c)               NASDAQ Listing. Mobileye shall prepare, file and use its commercially reasonable efforts to list its Class A common stock issued in the IPO on NASDAQ (“NASDAQ”), subject to official notice of issuance.

Section 2.2            Cooperation. Mobileye shall consult with, and cooperate in all respects with, Intel in connection with the pricing and marketing, including any roadshow or other presentations, of the Class A common stock of Mobileye to be offered in the IPO and shall, at Intel’s direction, promptly take any and all actions requested by Intel or otherwise necessary or desirable to consummate the IPO, including, without limitation, as contemplated by the IPO Registration Statement, this Agreement, any Inter-Company Agreement or the Underwriting Agreement.

Section 2.3            Conditions precedent to Consummation of the IPO. The obligations of the Parties to consummate the IPO shall be conditioned on the satisfaction or waiver in writing of each of the following conditions (collectively, the “IPO Conditions”):

(a)              Registration Statement. The IPO Registration Statement shall have been declared effective by the Commission, and there shall be no stop order in effect with respect thereto;

(b)              Blue Sky. The actions and filings with regard to applicable securities and blue sky laws of any state (and any comparable laws under any foreign jurisdictions) shall have been taken and, where applicable, have become effective or been accepted;

(c)              NASDAQ Listing. The Class A common stock of Mobileye to be issued in the IPO shall have been accepted for listing on the NASDAQ, subject only to official notice of issuance;

(d)              Underwriting Agreement. Mobileye shall have entered into the Underwriting Agreement and all conditions to the obligations of Mobileye and the Underwriters shall have been satisfied or waived by the party that is entitled to the benefit thereof;

(e)               Stock Ownership. Intel shall be satisfied, in its sole discretion, that it will have an Ownership Percentage of at least eighty and one-tenth percent (80.1%) immediately following the consummation of the IPO, and that Mobileye will have no class of Mobileye Capital Stock other than the Common Stock outstanding, immediately following the IPO;

(f)                No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IPO or any of the other transactions contemplated by this Agreement or any Inter-Company Agreement shall be in effect;

(g)               Deliveries. Each Party shall have made the deliveries required pursuant to Section 1.1 and Section 1.2, respectively; and

(h)               Other Actions. Such other actions as the Parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO, shall have been taken.

Mobileye shall use its reasonable commercial efforts to satisfy, or cause to be satisfied, the IPO Conditions, it being understood and acknowledged by the Parties that, notwithstanding anything to the contrary in this Agreement, Intel shall have sole and absolute discretion to proceed with or abandon the IPO.

Section 2.4            Distribution.

(a)               Distribution Generally. Although neither party has any plan or intent to effectuate a Distribution, at any time after the IPO Date, if Intel, in its sole and absolute discretion, advises Mobileye that Intel intends to pursue a Distribution, Mobileye agrees to take all actions reasonably requested by Intel to facilitate such Distribution.

(b)               Intel’s Sole Discretion. Intel shall, in its sole and absolute discretion, determine whether to proceed with all or part of a Distribution, the date of the consummation of such Distribution and all terms of such Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect such Distribution and the timing of and conditions to the consummation of such Distribution. In addition, Intel may at any time and from time to time until the Distribution Date, modify or change the terms of such Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of such Distribution. Mobileye shall cooperate with Intel in all respects to accomplish such Distribution and shall, at Intel’s direction, promptly take any and all actions that Intel deems reasonably necessary or desirable to effect such Distribution. Without limiting the generality of the foregoing, Mobileye shall, at Intel’s direction, cooperate with Intel, and execute and deliver, or use its reasonable commercial efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by Intel in order to consummate and make effective such Distribution. If, in connection with any Distribution, Intel makes a Request (as defined herein) for a Demand Registration (as defined herein), the terms and the conditions set forth in Article IV hereof shall govern.

Article III
COVENANTS AND OTHER MATTERS

Section 3.1            Other Agreements. Intel and Mobileye agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Inter-Company Agreements.

Section 3.2            Agreement for Exchange of Information.

(a)               Generally. Each of Intel and Mobileye agrees to provide, or cause to be provided, to the other, at any time, as soon as reasonably practicable after written request therefor, all reports and other Information regularly provided by one Party to the other prior to the IPO Date and any Information in the possession or under the control of such Party that the requesting Party reasonably needs, in each case, (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Inter-Company Agreement or (iv) during the period from the IPO Date until the Distribution Date and thereafter; all to the extent such Information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Intel or Mobileye, as the case may be; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Each of Intel and Mobileye agree to make their respective personnel available to discuss the Information exchanged pursuant to this Section 3.2. Each Party will use its commercially reasonable efforts to ensure that Information provided to the other Party hereunder is accurate and complete.

(b)               Internal Accounting Controls; Financial Information. Except as otherwise provided in the Administrative Services Agreement, after the IPO Date, (i) each Party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other Party to satisfy its reporting, tax return, accounting, audit and other obligations, and (ii) each Party shall provide, or cause to be provided, to the other Party and its Subsidiaries in such form as such requesting Party shall request, at no charge to the requesting Party, all financial and other data and information as the requesting Party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority. After the expiration of Intel’s obligations to provide services pursuant to the Administrative Services Agreement, Mobileye shall be solely responsible for its obligations under this Section 3.2(b).

(c)               Ownership of Information. Any Information owned by a Party that is provided to a requesting Party pursuant to this Section 3.2 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

(d)               Record Retention. To facilitate the possible exchange of Information pursuant to this Section 3.2 and other provisions of this Agreement, each Party agrees to use its commercially reasonable efforts for a period of seven (7) years after the first date upon which members of the Intel Group cease to own at least twenty percent (20%) of the then-outstanding number of shares of Common Stock and for such longer period as may be required by any Governmental Authority, any litigation matter, any applicable law or any Inter-Company Agreement (the “Retention Period”), to retain all Information in its respective possession or control, subject to compliance with such Party’s bona fide record retention policies and/or practices as in effect on the IPO Date. However, except as set forth in the Tax Sharing Agreement, at any time after the Distribution Date, each Party may amend its respective record retention policies at such Party’s discretion; provided, however, that if a Party desires to effect such an amendment during the Retention Period, then the amending Party must give thirty (30) days prior written notice of such change in the policy to the other Party to this Agreement. Each Party shall use commercially reasonable efforts to retain and not to destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the IPO Date (other than Information that is permitted to be destroyed under the current respective bona fide record retention policies of each Party) and that falls under the categories listed in Section 3.2(a), without first notifying the other Party of the proposed destruction and giving the other Party the opportunity to take possession or make copies of such Information prior to such destruction.

(e)               Other Agreements Providing For Exchange of Information. The rights and obligations granted under this Section 3.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Inter-Company Agreement.

(f)                Production of Witnesses; Records; Cooperation. During the Retention Period, and except in the case of a legal or other proceeding by one Party against the other Party, each Party hereto shall use its commercially reasonable efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such Party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting Party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

Section 3.3            Auditors and Audits; Financial Statements; Accounting Matters; Compliance with Laws, Policies and Regulations. Each Party agrees that:

(a)               Change in Auditors. For so long as Intel is providing accounting and financial services pursuant to the Administrative Services Agreement and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, Mobileye shall provide Intel as much prior notice as reasonably practical of any change in the independent certified public accountants used by Mobileye to serve as its (and its Subsidiaries’) independent certified public accountants (“Mobileye’s Auditors”) for purposes of providing an opinion on its consolidated financial statements.

(b)               Date of Auditors’ Opinion and Quarterly Reviews. For so long as Intel is providing accounting and financial services pursuant to the Administrative Services Agreement and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, (i) Mobileye shall use its commercially reasonable efforts to enable Mobileye’s Auditors to complete a sufficient portion of their annual audit and quarterly review procedures such that they will provide clearance on Mobileye’s annual and quarterly financial statements to the materiality levels reasonably required to enable Intel’s Auditors to provide clearance on Intel’s annual and quarterly financial statements, and (ii) at the point Mobileye results are greater than 10% of Intel’s consolidated results, or at the point Mobileye results are expected to be greater than 10% of Intel’s consolidated results within the next twelve (12) month period, Mobileye shall use its commercially reasonable efforts to enable Mobileye’s Auditors to complete their audit such that they will date their opinion on Mobileye’s audited annual financial statements on the same date that the independent certified public accountants used by Intel to serve as its (and its Subsidiaries’) independent certified public accountants (“Intel’s Auditors”) date their opinion on Intel’s audited annual financial statements, and to enable Intel to meet its timetable for the printing, filing and public dissemination of Intel’s annual financial statements; provided that Intel will provide Mobileye with reasonable advance notice of at least two (2) calendar quarters prior to any relevant auditing or filing-related deadlines.

(c)               Annual and Quarterly Financial Statements. For so long as Intel is providing accounting and financial services pursuant to the Administrative Services Agreement and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, Mobileye shall not change its fiscal year and Mobileye shall provide to Intel on a timely basis all Information that Intel reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Intel’s annual and quarterly financial statements. Without limiting the generality of the foregoing, Mobileye will provide all required financial Information with respect to Mobileye to Mobileye’s Auditors in a sufficient and reasonable time and in sufficient detail to permit Mobileye’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Intel’s Auditors or will work directly with Intel’s Auditors to provide required information with respect to financial Information to be included or contained in Intel’s annual and quarterly financial statements; provided that Intel will provide Mobileye with reasonable advance notice of any relevant auditing or filing-related deadlines. Similarly, Intel shall provide to Mobileye on a timely basis all financial Information that Mobileye reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Mobileye’s annual and quarterly financial statements. Without limiting the generality of the foregoing, Intel will provide all required financial Information with respect to Intel and its Subsidiaries to Mobileye’s Auditors in a sufficient and reasonable time and in sufficient detail to permit Mobileye’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Mobileye’s Auditors with respect to Information to be included or contained in Mobileye’s annual and quarterly financial statements.

(d)               Certifications and Attestations.

(i)            For so long as Intel is providing accounting and financial services pursuant to the Administrative Services Agreement and thereafter to the extent necessary for the timely filing by Intel of annual and quarterly reports under the Exchange Act or in connection with any investigations of prior periods, Mobileye shall cause its principal executive officer and principal financial officer to provide to Intel on a timely basis and as reasonably requested by Intel (A) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 to be filed with such annual and quarterly reports, (B) any certificates or other written Information which such principal executive officer or principal financial officer received as support for the certificates provided to Intel and (C) a reasonable opportunity to discuss with such principal financial officer and other appropriate officers and employees of Mobileye any issues reasonably related to the foregoing.

(ii)            For so long as Intel is providing accounting and financial services pursuant to the Administrative Services Agreement and thereafter to the extent necessary for the timely filing by Mobileye of annual and quarterly reports under the Exchange Act or in connection with any investigations of prior periods, Intel shall cause its appropriate officers and employees to provide to Mobileye on a timely basis and as reasonably requested by Mobileye (A) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 to be filed with such annual and quarterly reports, (B) any certificates or other Information which such appropriate officers and employees received as support for the certificates provided to Mobileye and (C) a reasonable opportunity to discuss with such appropriate officers and employees any issues reasonably related to the foregoing.

(e)               Earnings Information. For so long as Intel is required to consolidate the results of operations and financial position of Mobileye, Intel and Mobileye will consult with each other as to the timing of their annual and quarterly earnings releases and any interim financial guidance for a current or future period and will give each other party the opportunity to review the information therein relating to Mobileye and to comment thereon. Intel and Mobileye will make reasonable efforts to issue their respective annual and quarterly earnings releases at approximately the same time on the same date. Intel and Mobileye shall coordinate the timing of their respective earnings release conference calls such that Mobileye shall be permitted to hold such calls prior to those of Intel. No later than 72 hours prior to the time and date that a party intends to publish its regular annual or quarterly earnings release or any financial guidance for a current or future period, (i) in the case of Mobileye, Mobileye will deliver to Intel copies of substantially final drafts of all related filings, press releases and such other earnings-related materials as may be agreed to in writing between the parties, in each case, to be made available by any representative of Mobileye to employees of Mobileye or any of its Subsidiaries (other than, for the avoidance of doubt, employees participating in the preparation or review thereof) or to the public concerning any matters that could be reasonably likely to have a material financial impact on the earnings, results of operations, financial condition or prospects of Intel or Mobileye and (ii) in the case of Intel, Intel will deliver to Mobileye copies of relevant portions (as reasonably determined by Intel) of substantially final drafts of all related filings, press releases and other statements to be made available by any representative of Intel to employees of Intel or any of its Subsidiaries (other than, for the avoidance of doubt, employees participating in the preparation or review thereof) or to the public to the extent they include any matters that could be reasonably likely to have a material financial impact on the earnings, results of operations, financial condition or prospects of Mobileye. In addition, prior to the issuance of any such press release or public statement that meets the criteria set forth in the preceding two sentences, the issuing party will consult with the other party regarding any changes (other than typographical or other similar minor changes) to such substantially final drafts or portions of such drafts. Immediately following the issuance thereof, the issuing party will deliver to the other party copies of final versions of all press releases and other public statements (in the case of Intel, solely to the extent reasonably likely to have a material financial impact on the earnings, results of operations, financial condition or prospects of Mobileye.

(f)                Compliance With Laws, Policies and Regulations. Until the later of (i) Intel ceasing to be a “controlling person” as such term is used in the Securities Act and (ii) such date on which Intel ceases to provide legal, financial or accounting services under the Administrative Services Agreement and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, all governmental audits are complete and the applicable statute of limitations for tax matters has expired, (x) Mobileye shall comply with all financial accounting and reporting rules, policies and directives of Intel, to the extent such rules, policies and directives have been previously communicated to Mobileye, and fulfill all timing and reporting requirements, applicable to Intel’s Subsidiaries that are consolidated with Intel for financial statement purposes or compliance with applicable laws and comply with all policies and directives identified by Intel as critical to legal and regulatory compliance; provided, however, that nothing contained herein shall preclude modifications to legal and regulatory compliance policies or directives as shall, in the opinion of counsel to Mobileye or Intel, be necessary or desirable to comply with then applicable law; and (y) Mobileye shall not adopt policies or directives relating to legal or regulatory compliance that conflict with the policies and directives identified by Intel as critical to legal and regulatory compliance. Without limiting the foregoing, Mobileye shall comply with all financial accounting and reporting rules and policies, and fulfill all timing and reporting requirements, under applicable federal securities laws and NASDAQ rules. Mobileye shall not be deemed to be in breach of its obligations set forth in this provision to the extent that Mobileye is unable to comply with such obligations as a result of the actions or inactions of Intel.

(g)               Identity of Personnel Performing the Annual Audit and Quarterly Reviews. For so long as Intel is providing accounting and financial services pursuant to the Administrative Services Agreement and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, (i) Mobileye shall authorize Mobileye’s Auditors to make available to Intel’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Mobileye and work papers related to the annual audits and quarterly reviews of Mobileye, in all cases within a reasonable time prior to Mobileye’s Auditors’ opinion date, so that Intel’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Mobileye’s Auditors as it relates to Intel’s Auditors’ report on Intel’s financial statements, all within sufficient time to enable Intel to meet its timetable for the printing, filing and public dissemination of Intel’s annual and quarterly statements, and (ii) Intel shall authorize Intel’s Auditors to make available to Mobileye’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Intel and work papers related to the annual audits and quarterly reviews of Intel, in all cases within a reasonable time prior to Intel’s Auditors’ opinion date, so that Mobileye’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Intel’s Auditors as it relates to Mobileye’s Auditors’ report on Mobileye’s statements, all within sufficient time to enable Mobileye to meet its timetable for the printing, filing and public dissemination of Mobileye’s annual and quarterly financial statements.

(h)               Access to Books and Records. Until the later of (i) Intel ceasing to be a “controlling person” as such term is used in the Securities Act and (ii) such date on which Intel ceases to provide legal, financial or accounting services under the Administrative Services Agreement and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, all governmental audits are complete and the applicable statute of limitations for tax matters has expired, Mobileye shall provide Intel’s internal auditors, counsel and other designated representatives of Intel access during normal business hours to (i) the premises of Mobileye and all Information (and duplicating rights) within the knowledge, possession or control of Mobileye and (ii) the officers and employees of Mobileye, so that Intel may conduct reasonable audits relating to Mobileye’s compliance function or the financial statements provided by Mobileye pursuant hereto as well as to the internal accounting controls and operations of Mobileye. Similarly, Intel shall provide Mobileye’s internal auditors, counsel and other designated representatives of Mobileye access during normal business hours to (x) the premises of Intel and its Subsidiaries and all Information (and duplicating rights with respect thereto) within the knowledge, possession or control of Intel and its Subsidiaries and (y) the officers and employees of Intel and its Subsidiaries, so that Mobileye may conduct reasonable audits relating to the financial statements provided by Intel pursuant hereto as well as to the internal accounting controls and operations of Intel and its Subsidiaries.

(i)                 Notice of Change in Accounting Principles. Until the first Intel fiscal year end occurring after the Distribution Date and thereafter if a change in accounting principles by a Party hereto would affect the historical financial statements of the other Party, (i) neither Party shall make or adopt any significant changes in its accounting estimates or accounting principles from those in effect on the IPO Date without first consulting with the other Party, and if requested by the other Party, such Party’s independent public accountants with respect thereto, (ii) Intel shall give Mobileye as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the IPO Date, (iii) Intel will consult with Mobileye and, if requested by Mobileye, Intel will consult with Mobileye’s independent public accountants with respect thereto, (iv) Mobileye shall give Intel as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the IPO Date, and (v) Mobileye will consult with Intel and, if requested by Intel, Mobileye will consult with Intel’s independent public accountants with respect thereto.

(j)                 Conflict With Third-Party Agreements. Nothing in Section 3.2 or Section 3.3 shall require Mobileye to violate any agreement outstanding on the date hereof with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that Mobileye is required under Section 3.2 or Section 3.3 to disclose any such Information, Mobileye shall use its commercially reasonable efforts to seek to obtain such third party’s consent to the disclosure of such information.

Section 3.4            Confidentiality. Each of Intel and Mobileye agrees to be bound by and comply with the terms and provisions of that certain Corporate Non-Disclosure Agreement, dated as of [●], 2022, by and between Intel and Mobileye.

Section 3.5            Privileged Matters.

(a)               Intel and Mobileye agree that their respective rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to either corporation or their Subsidiaries with respect to the Mobileye Business or the business of Intel, including, but not limited to, the attorney-client and work product privileges (collectively, “Privileges”), shall be governed by the provisions of this Section 3.5. With respect to Privileged Information of Intel (as defined below), Intel shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Mobileye shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of Intel that could result in any waiver of any Privilege that could be asserted by Intel or any of its Subsidiaries under applicable law and this Agreement. With respect to Privileged Information of Mobileye (as defined below), Mobileye shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Intel shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of Mobileye that could result in any waiver of any Privilege that could be asserted by Mobileye or any of its Subsidiaries under applicable law and this Agreement. The rights and obligations created by this Section 3.5 shall apply to all Information as to which Intel or Mobileye or their respective Subsidiaries would be entitled to assert or has asserted a Privilege without regard to the effect, if any, of the Distribution (“Privileged Information”). Privileged Information of Intel includes but is not limited to: (i) all communications subject to a Privilege between counsel for Intel (which is limited to outside counsel retained by Intel and in-house counsel employed by Intel at the time) and any person who, at the time of the communication, was an employee of Intel, regardless of whether such employee was, is or becomes an employee of Mobileye or any of its Subsidiaries; and (ii) all information subject to a Privilege that counsel for Intel (which is limited to outside counsel retained by Intel and in-house counsel employed by Intel at the time) provided to Mobileye or any of its Subsidiaries regarding the Mobileye Business. Privileged Information of Mobileye includes but is not limited to all communications subject to a Privilege between counsel for the Mobileye Business (including in-house counsel who were Mobileye employees at the time, outside counsel retained by Mobileye, and current in-house counsel who were employees of Intel at the time the advice was given) and any person who, at the time of the communication, was an employee of Mobileye, regardless of whether such employee was, is or becomes an employee of Intel or any of its Subsidiaries (other than Mobileye and its Subsidiaries). In the event information could be construed as both Privileged Information of Intel and Privileged Information of Mobileye, Intel retains the Privileged Information, the information shall be considered solely Privileged Information of Intel, and Mobileye will not have authority to access to such information or waive such privilege.

(b)               Upon receipt by Intel or Mobileye, as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if Intel or Mobileye, as the case may be, obtains knowledge that any current or former employee of Intel or Mobileye, as the case may be, has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other, Intel or Mobileye, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 3.5 or otherwise to prevent the production or disclosure of Privileged Information. Intel or Mobileye, as the case may be, will not produce or disclose to any third party any of the other’s Privileged Information under this Section 3.5 unless (a) the other has provided its express written consent to such production or disclosure or (b) a court of competent jurisdiction has entered a final order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule. In all instances, Intel bears the obligation to seek protection from such disclosure or production of Intel Privileged Information. Similarly, in all instances, Mobileye bears the obligation to seek protection from such disclosure or production of Mobileye Privileged Information.

(c)               Intel’s transfer of books and records pertaining to the Mobileye Business and other Information to Mobileye, if any, Intel’s agreement to permit Mobileye to obtain or retain Information existing prior to the IPO Date, Mobileye’s transfer of books and records and other Information pertaining to Intel, if any, and Mobileye’s agreement to permit Intel to obtain or retain Information existing prior to the IPO Date are made in reliance on Intel’s and Mobileye’s respective agreements, as set forth in Section 3.4 and this Section 3.5, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Intel or Mobileye, as the case may be. The fact that Intel Privileged Information may be in the possession of Mobileye after the IPO date or that Intel Privileged Information may be transferred from Intel to Mobileye as part of Intel’s transfer of books and records pertaining to the Mobileye Business and other Information to Mobileye shall not be asserted by Intel or Mobileye to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 3.5 or otherwise. Intel Privileged Information remains Intel’s property whether or not it remains in the physical possession of Mobileye post-IPO for any reason. Conversely, Mobileye Privileged Information remains Mobileye’s property whether or not it remains in the physical possession of Intel post-IPO for any reason. Further, both Intel and Mobileye agree to promptly return or destroy any Privileged Information belonging to the other hereunder, including any copies or information derived thereof, upon receipt of a request by the other Party. The access to Information, witnesses and individuals being granted pursuant to Section 3.2 and Section 3.3 and the disclosure to Mobileye and Intel of Privileged Information relating to the Mobileye Business or the business of Intel pursuant to this Agreement shall not be asserted by Intel or Mobileye to constitute, or otherwise be deemed, a waiver of any Privilege that has been or may be asserted under this Section 3.5 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Intel and Mobileye in, or the obligations imposed upon Intel and Mobileye by, this Section 3.5.

Section 3.6            Future Litigation and Other Proceedings. In the event that Mobileye (or any of its Subsidiaries or any of its or their respective officers or directors) or Intel (or any of its Subsidiaries or any of its or their respective officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any governmental authority or arbitration panel that involves issues relevant to the Parties’ past relationship while Mobileye was owned by Intel, the IPO, or post-IPO engagement between the Parties with respect to which the Parties have no prior agreements (as to indemnification or otherwise), the Party (and its Subsidiaries and its and their respective officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other Party’s expense, with any reasonable requests by the other Party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of associates or employees within their control as witnesses). In the event that Mobileye (or any of its Subsidiaries or any of its or their respective officers or directors) and Intel (or any of its Subsidiaries or any of its or their respective officers or directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any governmental authority or arbitration panel that involves issues relevant to the Parties’ past relationship while Mobileye was owned by Intel, the IPO, or post-IPO engagement between the Parties with respect to which the Parties have no prior agreements (as to indemnification or otherwise), each Party (and its officers and directors) shall, at their own expense, cooperate on their strategies and actions with respect to such litigation or other proceedings to the extent such cooperation would not be detrimental to their respective interests and shall comply, at the expense of the requesting Party, with any reasonable requests of the other Party for assistance in connection therewith (including by way of provision of information and making available of employees or associates within their control as witnesses).

Section 3.7            Mail and other Communications. After the IPO Date, each of Intel and Mobileye may receive mail, facsimiles, packages and other communications properly belonging to the other. Accordingly, at all times after the IPO Date, each of Intel and Mobileye authorizes the other to receive and open all mail, packages and other communications received by it and not unambiguously intended for the other Party or any of the other Party’s officers or directors, and to retain the same to the extent that they relate to the business of the receiving Party or, to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, telegrams, packages or other communications, including, without limitation, notices of any liens or encumbrances on any asset transferred to Mobileye in connection with its separation from Intel, (or, in case the same relate to both businesses, copies thereof) to the other Party as provided for in Section 7.6 hereof. The provisions of this Section 3.7 are not intended to, and shall not, be deemed to constitute (a) an authorization by either Intel or Mobileye to permit the other to accept service of process on its behalf and neither Party is or shall be deemed to be the agent of the other for service of process purposes or (b) a waiver of any Privilege with respect to Privileged Information contained in such mail, telegrams, packages or other communications.

Section 3.8            Employment Matters.

(a)               For a period of two (2) years following the IPO Date, neither the Intel Group nor the Mobileye Group will, directly or indirectly, solicit active employees of the other without its consent; provided that each Party agrees to give such consent if it believes, in good faith, that consent is necessary to avoid the resignation of an employee from one Party that the other Party would wish to employ. Intel shall be deemed to have given its consent to the solicitation and hiring of the Intel Transferees (as defined in the Employee Matters Agreement) by the Mobileye Group.

(b)               All outstanding options to purchase shares of Intel and all other Intel equity awards held by Mobileye Group employees at the IPO Date (the “Remaining Intel Awards”) will continue to be outstanding until the earlier of (i) the date the award is exchanged pursuant to any issuer exchange offer undertaken by Intel and Mobileye, (ii) the date the award is exercised or expires under the terms of the applicable award agreement or (iii) the date the Remaining Intel Award is cancelled as a result of a Mobileye Group employee experiencing an employment termination within the meaning of the applicable award agreement governing such award or otherwise or, if later, the end of any post-termination exercise period specified in the award agreement or by the plans’ administrative committees.

Section 3.9            Payment of Expenses. Except as otherwise provided in this Agreement, the Inter-Company Agreements or any other agreement between the Parties relating to the IPO or the Distribution, (i) all costs and expenses of the Parties which are capitalizable in accordance with U.S. generally accepted accounting principles (“GAAP”) and applicable U.S. Securities and Exchange Commission (“SEC”) rules in connection with the IPO (including costs associated with drafting this Agreement, the Inter-Company Agreements and the documents relating to the formation of Mobileye) shall be for the account of Mobileye and paid net of IPO proceeds; (ii) all costs and expenses of the Parties in connection with the Distribution shall be for the account of and paid by Mobileye; and (iii) all costs and expenses of the Parties incurred prior to or upon the consummation of the IPO and which are not capitalizable in accordance with GAAP and applicable SEC rules, and all costs and expenses of the Parties in connection with any matter not relating to the IPO or the Distribution, shall be paid by and for the account of the Party which is the primary beneficiary of the relevant services (as reasonably agreed between the Parties) and shared costs and expenses will be apportioned between the Parties in such proportions as may be reasonably agreed between the Parties.  With respect to costs and expenses for services incurred prior to or upon the consummation of the IPO, if the Parties determine that the Party who is not the primary beneficiary of a service nevertheless initially paid for such service, the paying Party shall be reimbursed from the IPO proceeds.  With respect to costs and expenses incurred following the consummation of the IPO, each of the Parties will obtain the other Party’s approval in writing (email being acceptable) prior to incurring expenses which would be expected to be for the account of such other Party.  Notwithstanding the foregoing, Mobileye and Intel shall each be responsible for their own internal fees, costs and expenses (e.g., salaries of personnel) incurred in connection with the IPO and the Distribution.

Section 3.10        Dispute Resolution.

(a)               Pre-Arbitration Resolution. Except as provided in Section 3.10(c)(ii), any dispute arising out of or relating to this Agreement will be resolved as follows: a Party will send notice of the dispute, including a detailed description of the dispute and relevant supporting documents. Senior management for each Party will then try to resolve the dispute. If the Parties do not resolve the dispute within 30 calendar days after the dispute notice, either Party may send notice of a demand for mediation. The Parties will then try to resolve the dispute with a mediator.

(b)               Arbitration. If the Parties do not resolve the dispute within 60 calendar days after the mediation demand, either Party may send notice of the specific issues to be arbitrated and initiate arbitration by filing a Demand for Arbitration with the American Arbitration Association (“AAA”). Except as provided in Section 3.10(c)(ii), a Party may not seek relief in court. The Commercial Arbitration Rules of the AAA in effect on the date a Party files a Demand for Arbitration (the “AAA Rules”) will apply, except as follows:

(i)            Seat and Law. Wilmington, Delaware, will be the seat of arbitration and the location of the proceedings, which will be conducted in English. Wilmington, Delaware and United States law will be the law of the arbitration agreement (i.e., Section 3.10 (Dispute Resolution)).

(ii)            Limitations on Relief. Notwithstanding R-47 (Scope of Award), the arbitrator may not award (A) any remedy that prohibits a party or its customers from manufacturing, using, selling, or importing that party’s products, (B) any non-monetary relief for misappropriation of trade secrets or breach of confidentiality obligations, or (C) any remedy that requires a party to license any intellectual property rights. Neither the arbitrator nor an emergency arbitrator (as described in R-38 of the AAA Rules) may order conservatory, interim, or emergency measures. R-37 (Interim Measures) and R-38 (Emergency Measures of Protection) will not apply.

(iii)            Service. R-43 (Service of Notice and Communications) will not apply with regard to service of a Demand for Arbitration, which must be served in the same manner as is required to serve a summons and complaint under the Federal Rules of Civil Procedure.

(c)               Claims Not Subject to Arbitration. The following disputes will not be subject to arbitration under Section 3.10(b):

(i)            The state and federal courts sitting in Wilmington, Delaware, will have exclusive jurisdiction over claims seeking to: (A) prohibit a party or its customers from manufacturing, using, selling, or importing that party’s products; and (B) require a party to license any intellectual property rights. The parties consent to personal jurisdiction and venue in those courts.

(ii)            Claims for misappropriation of trade secrets and breach of confidentiality obligations seeking injunctive or other non-monetary relief will not be subject to arbitration (as set forth in Section 3.10(a)) or escalation (as set forth in Section 3.10(b)) and may be brought in any court that has jurisdiction over the Parties.

Section 3.11        Most Favored Status. Prior to the first date on which members of the Intel Group cease to beneficially own twenty percent (20%) or more of the aggregate number of shares of the then outstanding Common Stock, Mobileye agrees to sell to Intel or any member of the Intel Group upon request its commercially available products, including EyeQ chips, for internal use by Intel or members of the Intel Group, but not for resale thereof as standalone products or bundled with any products of the Intel Group or any third party. In the case of the purchase or sale of products for internal use, each Party further agrees to hold the other in most favored status. For purposes of this Agreement, “most favored status” means, solely and exclusively, that all of the product prices, terms, warranties and benefits provided by Intel to Mobileye, on the one hand, and Mobileye to Intel, on the other hand, shall be comparable to or better than the equivalent terms being offered by the Party providing the products to any single, present customer of such Party. If a Party shall enter into arrangements with any other customer of such Party providing such customer more favorable terms, this Agreement shall thereupon be deemed amended to provide the same terms to the other Party retroactive to the date of such third-party agreement. Notwithstanding the foregoing, neither Party shall be obligated to return any monies paid prior to such amendment, or to forego the receipt of any payments then accrued under the then-current arrangement.

Section 3.12        Governmental Approvals. To the extent that any of the transactions contemplated by this Agreement requires any Governmental Approvals, the Parties will use their commercially reasonable efforts to obtain any such Governmental Approvals.

Section 3.13        No Representation or Warranty.

(a)               Intel does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

(i)            the value of any asset or thing of value transferred, or to be transferred, to Mobileye;

(ii)            the freedom from encumbrance of any asset or thing of value transferred, or to be transferred, to Mobileye; provided, however, that Intel agrees to notify Mobileye promptly in the event Intel receives any notice or claim of any encumbrance on or against any asset or thing of value transferred, or to be transferred, to Mobileye;

(iii)            the absence of defenses or freedom from counterclaims with respect to any claim transferred, or to be transferred, to Mobileye; provided, however, that neither Intel nor its Subsidiaries have any counterclaims with respect to any claim transferred, or to be transferred, to Mobileye; or

(iv)            the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

Except as may expressly be set forth herein or in any Inter-Company Agreement, all assets transferred, or to be transferred, to Mobileye have been, or shall be, as the case may be, transferred “AS IS, WHERE IS” and Mobileye shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Mobileye good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

(b)       Mobileye does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

(i)            the value of any asset or thing of value transferred, or to be transferred, to Intel;

(ii)            the freedom from encumbrance of any asset or thing of value transferred, or to be transferred, to Intel; provided, however, that Mobileye agrees to notify Intel promptly in the event Mobileye receives any notice or claim of any encumbrance on or against any asset or thing of value transferred, or to be transferred, to Intel;

(iii)            the absence of defenses or freedom from counterclaims with respect to any claim transferred, or to be transferred, to Intel; provided, however, that neither Mobileye nor its Subsidiaries have any counterclaims with respect to any claim transferred, or to be transferred, to Intel; or

(iv)            the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

Except as may expressly be set forth herein or in any Inter-Company Agreement, all assets transferred, or to be transferred, to Intel have been, or shall be, as the case may be, transferred “AS IS, WHERE IS” and Intel shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Intel good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

(c)               Representations and Warranties. Intel hereby represents and warrants to Mobileye as of [the date hereof]/[the date of the Contribution and Subscription Agreement, by and between Intel Overseas Funding Corporation, a Delaware corporation and wholly owned Subsidiary of Intel, and Mobileye], as follows:

(i)            Cyclops Holdings Corporation, a Delaware corporation (“Cyclops”), (A) is a corporation duly organized, validly existing and in good standing pursuant to the Delaware General Corporation Law; and (B) has the requisite corporate power and authority to conduct its business as it is presently being conducted. Cyclops has been formed solely for the purpose of being a holding company and Cyclops has no employees and has not engaged in any other business activities. Cyclops has not incurred any material liabilities or obligations, except as set forth on Schedule II.

(ii)            Intel has made available to Mobileye true, correct and complete copies of the articles of incorporation, bylaws and other similar organizational documents of Cyclops, as amended to date. Cyclops is not in violation of its articles of incorporation, bylaws or other similar organizational document. The articles of incorporation, bylaws or other similar organizational document of Cyclops are in full force and effect on the date of this Agreement.

Section 3.14        Guarantees. Each Party agrees that it will not renew or extend any lease, contract or agreement guaranteed by the other Party without the consent of the guaranteeing Party.

Section 3.15        Minimum Cash Requirement. Intel shall ensure that immediately after completion of the IPO and on a pro forma basis after all expenses of such transaction have been paid in accordance with Section 3.9 (and after giving effect to any repayment of any indebtedness by Mobileye and its Subsidiaries to Intel and its other Affiliates and any other transactions contemplated to occur substantially concurrently with the IPO), Mobileye shall have $[●] in cash, cash equivalents or marketable securities.

Section 3.16        Notifiable Transactions. Without prejudice to Section 2.4, Intel agrees to use commercially reasonable efforts to provide three (3) months’ advance notice to the board of directors of Mobileye in the event that Intel intends to pursue a transaction (a “Notifiable Transaction”) which is reasonably expected to cause Intel Group’s Ownership Percentage to fall below fifty percent (50%), it being understood that Intel may provide such notice at a preliminary stage when it is considering pursuing such a transaction, but no such transaction is imminent or probable at such time. Notwithstanding the foregoing, Intel shall, in its sole and absolute discretion, determine whether to proceed with all or part of a Notifiable Transaction, the date of the consummation of such Notifiable Transaction and all terms of such Notifiable Transaction, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect such Notifiable Transaction and the timing of and conditions to the consummation of such Notifiable Transaction. In addition, Intel may at any time and from time to time until the Notifiable Transaction Date, modify or change the terms of such Notifiable Transaction, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of such Notifiable Transaction. No such notice shall be required, and no such transaction shall be deemed to be a Notifiable Transaction, with respect to the consideration by Intel of a potential sale of a business transaction involving Mobileye (whether by merger, share sale, asset sale or similar transaction).

Section 3.17        Transition to a Classified Board. Following the Threshold Date (as defined in Mobileye’s Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Mobileye Charter”), Intel will reasonably cooperate with Mobileye in effecting a transition to a classified board of directors in preparation for the Classified Annual Meeting (as defined in the Mobileye Charter) in accordance with the Mobileye Charter and with Mobileye’s bylaws as in effect at such time.

Article IV
REGISTRATION RIGHTS

Section 4.1            Demand Registration.

(a)               The Holders shall have the right after the date that is 180 days after the IPO Date (or such earlier date (i) as would permit Mobileye to cause any filings required hereunder to be filed on the 180th day after the date hereof and (ii) as is permitted by waiver under the Underwriting Agreement) to request in writing (a “Request”) that Mobileye register such portion of such Holders’ Registrable Securities as shall be specified in the Request on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration”) or (y) on Form S-3 or any similar short-form Registration Statement, which shall include a prospectus supplement to an existing Form S-3 (a “Short-Form Registration”) at such time that Mobileye qualifies to use such short form Registration Statement (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration” and the Holder submitting such Demand Registration, the “Initiating Holder”) by filing with the Commission, as soon as practicable thereafter, but not later than the 30th day (or the 45th day in case of a Long-Form Registration) after the receipt of such a Request by Mobileye, a registration statement (a “Demand Registration Statement”) covering such Registrable Securities. A request shall specify (i) the aggregate number of such Initiating Holders’ Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Initiating Holder. Mobileye shall (i) within 10 days of the receipt of such request, give written notice of such Demand Registration (the “Company Notice”) to all Holders other than the relevant Initiating Holder (the “Eligible Holders”) and to any other Person who holds shares of Mobileye Capital Stock entitled to be included therein pursuant to a contractual obligation (such other Persons, the “Other Holders”), (ii) use its commercially reasonable efforts to file a Registration Statement in respect of such Demand Registration within 30 days of receipt of the request in case of a Short-Form Registration and within 45 days of receipt of the request in case of a Long-Form Registration, and (iii) use its commercially reasonable efforts to cause such Demand Registration Statement to become effective as soon as reasonably practicable thereafter. Mobileye shall include in such Registration all Registrable Securities that the Initiating Holder, the Eligible Holders and the Other Holders request to be included within the 10 Business Days following their receipt of the Company Notice.

(b)               Mobileye shall not be obligated to effect more than (i) two (2) Long-Form Registrations in any calendar year, (ii) from and after the time Mobileye becomes eligible for a Short- Form Registration, the Holders shall be entitled to effect three (3) Short- Form Registrations per calendar year in the aggregate and not any Long-Form Registrations. For purposes of the preceding sentence, a Demand Registration shall be deemed to have occurred if the Demand Registration Statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 180 calendar days (or such shorter period in which all Registrable Securities of the participating Holders included in such registration have actually been sold thereunder or withdrawn) or, if such Demand Registration Statement relates to an Underwritten Offering (as defined below), such longer period as, in the opinion of counsel for the underwriter(s), a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”) and(iii) at least seventy-five percent (75%) of the Registrable Securities that the Initial Holder and the Eligible Holders sought to be included in such Demand Registration are included. No request for a Demand Registration may be made by the Holders to the extent that a Shelf Registration Statement (as defined below) has been effected pursuant to the provisions of Section 4.2 and remains effective as of the date of the Request, registers the Registrable Securities subject to such Request and permits the intended method of disposition of such Registrable Security as set forth in such Request; provided that any such Request may instead be effected as an Underwritten Shelf Takedown Request.

(c)               Mobileye may not include in a Demand Registration pursuant to Section 4.1 hereof shares of Mobileye Capital Stock for the account of Mobileye or any Subsidiary of Mobileye. If the Underwriters’ Representative of a proposed Underwritten Offering described in this Section 4.1 shall have informed Mobileye (or, in the case of a Demand Registration not being underwritten, the board of directors of Mobileye determines in its reasonable discretion) that, in its view, the number of Registrable Securities requested to be included in such registration (including any securities that the Other Holders propose to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without being likely to have an adverse effect on the price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), then Mobileye shall include in such Demand Registration: (i) first, all Registrable Securities requested to be included in such registration by the Initiating Holder and the Eligible Holders, and (ii) thereafter, and only if all the securities referred to in clause (i) have been included, any securities proposed to be registered for the account of any Other Holders with such priorities among them as Mobileye shall determine.

(d)               No Holder may participate in any Underwritten Offering under Section 4.1 hereof and no other Person shall be permitted to participate in any such offering pursuant to Section 4.1 hereof unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under Section 4.1 hereof, each participating Holder, Mobileye and, each other Person desiring to participate in such Underwritten Offering shall be a party to the underwriting agreement with the underwriters and may be required to make certain customary representations and warranties with respect to their ownership of Registrable Securities being included in such Underwritten Offering and provide certain customary indemnifications for the benefits of the underwriters with respect to the information they have provided for inclusion in the Registration Statement; provided that the Holders and such Persons shall not be required to make representations and warranties with respect to Mobileye or its business and operations and shall not be required to agree to any indemnity or contribution provisions less favorable to them than as are set forth herein.

Section 4.2            Shelf Registration.

(a)               If, at any time beginning one hundred eighty (180) days after the IPO Date, Mobileye shall have received a request by the Holders (a “Shelf Offering Request”), for the filing of a registration statement on Form S-3 or a prospectus supplement to an existing shelf registration statement (as applicable, the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act pursuant to this Section 4.2, and at such time Mobileye is eligible to file a registration statement on Form S-3, Mobileye shall, within sixty (60) days of such Shelf Offering Request, file with the Commission a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, Mobileye shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act (or if Mobileye qualifies to do so, it shall file an automatic Shelf Registration Statement in response to any such request).

(b)               Mobileye shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the Commission a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Mobileye for such Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by the Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 4.5, Mobileye shall not be deemed to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Period if Mobileye voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law or is in connection with a Shelf Suspension (as defined below).

(c)               For any offering of Registrable Securities pursuant to the Shelf Registration Statement for which the value of Registrable Securities proposed to be offered is at least fifty million dollars ($50,000,000), if a Holder so elects, such offering shall be in the form of an Underwritten Offering, and Mobileye shall amend or supplement the Shelf Registration Statement for such purpose. Subject to the immediately preceding sentence, if at any time during which the Shelf Registration Statement is in effect a Holder elects to offer Registrable Securities pursuant to the Shelf Registration Statement in the form of an Underwritten Offering, then such Holder shall give written notice (which notice may be given by email) to Mobileye of such intention at least two (2) Business Days prior to the date on which such Underwritten Offering is anticipated to launch, specifying the number of Registrable Securities for which the Holder is requesting registration under this Section 4.2(c) and the other material terms of such Underwritten Offering to the extent known (such request, an “Underwritten Shelf Takedown Request,” and any Underwritten Offering conducted pursuant thereto, an “Underwritten Shelf Takedown”), and Mobileye shall promptly, but in no event later than the Business Day following the receipt of such Underwritten Shelf Takedown Request, give written notice (which notice may be given by email to the email address for each Other Holder on file from time to time) of such Underwritten Shelf Takedown Request (such notice, an “Underwritten Shelf Takedown Notice”) to the Other Holders and such Underwritten Shelf Takedown Notice shall offer the Other Holders the opportunity to register as part of such Underwritten Shelf Takedown such number of Registrable Securities as each such Other Holder may request in writing (which request may be made by email to Mobileye). Subject to Section 4.5, Mobileye and the Holders making the Underwritten Shelf Takedown Request shall cause the underwriter(s) to include as part of the Underwritten Shelf Takedown all Registrable Securities that are requested to be included therein by any of the Other Holders within twenty-four (24) hours after the receipt by such Other Holders of any such notice, all to the extent necessary to permit the disposition of the Registrable Securities to be so sold; provided that all such Other Holders requesting to participate in the Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters selected on the same terms and conditions as apply to the Holders; provided, further, that, if at any time after making an Underwritten Shelf Takedown Request and prior to the launch of the Underwritten Shelf Takedown, the Holders shall determine for any reason not to proceed with or to delay such Underwritten Shelf Takedown, the Holders shall give written notice to Mobileye of such determination and Mobileye shall give written notice of the same to each Other Holder and, thereupon, (A) in the case of a determination not to proceed, Mobileye and the Holders shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of the Other Holders as part of such Underwritten Shelf Takedown (but Mobileye shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination to delay such Underwritten Shelf Takedown, Mobileye and such Holders shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of the Other Holders as part of such Underwritten Shelf Takedown for the same period as the Holders determine to delay such Underwritten Shelf Takedown. The Holders shall be entitled to effect three (3) Underwritten Shelf Takedowns per calendar year and each such Underwritten Shelf Takedown will be deemed to be a Demand Registration for purposes of the limit on Short-Form Registrations described above in Section 4.1(b).

(d)               If the managing underwriter(s) of an Underwritten Shelf Takedown advises Mobileye or the Holders requesting the Underwritten Shelf Takedown that, in the view of such managing underwriter(s), the number of shares of Class A common stock that the Holders and such Other Holders intend to include in such registration exceeds the Maximum Offering Size, Mobileye and the Holders making the Underwritten Shelf Takedown Request shall cause the underwriter(s) to include in such Underwritten Shelf Takedown, in the following priority, up to the Maximum Offering Size: (i) first, to the Holders, and (ii) thereafter, and only if all of the securities referred to in clause (i) have been included, any securities proposed to be registered for the account of Mobileye and any Other Holders with such priorities among them as the Holders requesting the Underwritten Shelf Takedown shall determine.

Section 4.3            Piggyback Registration.

(a)               In the event that Mobileye at any time after the IPO Date proposes to (i) register any of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, “Other Securities”) under the Securities Act, either in connection with a primary offering for cash for the account of Mobileye, a secondary offering or a combined primary and secondary offering, or (ii) effect an Underwritten Offering of its own securities pursuant to an effective Shelf Registration Statement (other than an Underwritten Offering pursuant to Section 4.1 or Section 4.2) (each, a “Piggyback Registration”), whether for its own account or for the account of others, Mobileye will give written notice (a “Company Piggyback Notice”) to all Holders of Registrable Securities at least ten (10) Business Days prior to the initial filing of a registration statement with the Commission pertaining thereto, informing such Holders of its intent to file such registration statement and the proposed date of filing of such registration statement, the Holders’ right to request the registration of the Registrable Securities held by the Holders, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of the Holders made within seven (7) Business Days after any such Company Piggyback Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder, Mobileye will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Mobileye has been so requested to register by the Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of Mobileye, in accordance with Mobileye’s intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the registration statement filed by Mobileye or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement filed by Mobileye, if required by the rules, regulations or instructions applicable to the registration form used by Mobileye for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any Other Securities and prior to the Effective Date of the registration statement filed in connection with such registration, Mobileye shall determine for any reason not to register or to delay such registration of the Other Securities, Mobileye shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, Mobileye shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith or from Mobileye’s obligations with respect to any subsequent registration) and (ii) in the case of a determination to delay such registration, Mobileye shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such Other Securities.

(b)               If, in connection with a registration statement pursuant to this Section 4.3, the Underwriters’ Representative of the offering registered thereon shall inform Mobileye in writing that in its opinion there is a Maximum Offering Size and if such registration statement relates to an offering initiated by Mobileye or Other Holders of Common Stock being offered for the account of Mobileye or of Other Holders, Mobileye shall include in such registration: (i) first, the number of shares Mobileye or the applicable Other Holders propose to offer in connection with such registration statement, (ii) second, and only if all of the securities referred to in clause (i) have been included, all Registrable Securities requested to be included in such registration by any Holders, and (iii) third, and only if all of the securities referred to in clauses (i) and (ii) have been included, any additional securities proposed to be registered for the account of any Other Holders other than those holders referred to in clause (i) with such priorities among them as Mobileye shall determine. In the event that such Underwriters’ Representative advises that less than all of such Requested Securities may be included in such offering, the Holders of Registrable Securities may withdraw their request for registration of their Registrable Securities under this Section 4.3 and not less than 90 days subsequent to the Effective Date of the registration statement for the registration of such Other Securities request that such registration be effected as a registration under Section 4.1 or Section 4.2 to the extent permitted thereunder.

(c)               No Holder may participate in any Underwritten Offering under this Section 4.3 and no other Person shall be permitted to participate in any such offering pursuant to this Section 4.3 unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under this Section 4.3, each participating Holder and Mobileye and each such other Person desiring to participate in such Underwritten Offering shall be a party to the underwriting agreement with the underwriters of such offering and may be required to make certain customary representations and warranties with respect to their ownership of Registrable Securities being included in such Underwritten Offering and provide certain customary indemnifications for the benefits of the underwriters with respect to the information they have provided for inclusion in the Registration Statement; provided that the Holders and such other Persons shall not be required to make representations and warranties with respect to Mobileye or their business and operations and shall not be required to agree to any indemnity or contribution provisions less favorable to them than as are set forth herein.

(d)               Mobileye shall not be required to effect any registration of Registrable Securities under this Section 4.3 incidental to (i) the registration of any of its securities on a Registration Statement on Form S-4 or Form S-8 or any successor form to such forms, (ii) a registration of Mobileye Capital Stock solely relating to an offering and sale to employees or directors of Mobileye pursuant to any employee share plan or other employee benefit plan arrangement, or (iii) a registration in connection with a direct or indirect acquisition by Mobileye or one of its Subsidiaries of another Person or a similar business combination transaction, however structured.

(e)               The registration rights granted pursuant to the provisions of this Section 4.3 shall be in addition to the registration rights granted pursuant to Section 4.1 and Section 4.2. No registration of Registrable Securities effected under this Section 4.3 shall relieve Mobileye of its obligation to effect registrations of Registrable Securities pursuant to Section 4.1 or Section 4.2.

Section 4.4            Expenses. Except as provided herein, Mobileye shall pay all Registration Expenses in connection with all registrations of Registrable Securities. Notwithstanding the foregoing, each Holder of Registrable Securities and Mobileye shall be responsible for its own internal administrative, its own legal costs and similar costs, which shall not constitute Registration Expenses.

Section 4.5            Blackout Period. Mobileye shall be entitled to elect that a registration statement not be usable, or that the filing or effectiveness thereof be delayed beyond the time otherwise required, for a reasonable period of time not to exceed sixty (60) days in succession or ninety (90) days in the aggregate in any twelve (12) month period (a “Blackout Period”), if the board of directors of Mobileye reasonably determines in good faith that it is required to disclose in the registration statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting Mobileye or its securities, and that the disclosure of such information at such time would be detrimental to Mobileye or the holders of its equity interests, and Mobileye promptly gives the Holders of Registrable Securities written notice of such determination, and promptly gives the Holders of Registrable Securities written notice at the conclusion of such Blackout Period. For the avoidance of doubt, the Parties agree that an election by Mobileye that a registration statement for the registration and distribution of Registrable Securities shall not be usable, or shall be delayed, during a Blackout Period shall not act to reduce the period during which such registration statement shall remain effective pursuant to the terms of this Article IV.

Section 4.6            Obligations of Mobileye. In connection with any registration pursuant to Section 4.1, Section 4.2 or Section 4.3, subject to the provisions of such Sections:

(a)               Prior to filing a Registration Statement covering Registrable Securities or prospectus or any amendment or supplement thereto, Mobileye shall furnish to each Holder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter Mobileye shall furnish to such Holder and underwriter, if any, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder. Each Holder shall have the right to request that Mobileye modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Holder and Mobileye shall use all reasonable efforts to comply with such request; provided that Mobileye shall not have any obligation to so modify any information if Mobileye reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)               In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, Mobileye shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) with respect to information supplied by or on behalf of Mobileye for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)               Mobileye shall promptly notify each Holder of such Registrable Securities and the underwriter(s) and, if requested by such Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d)               Mobileye shall furnish counsel for each underwriter, if any, and for the Holders of such Registrable Securities with copies of any written comments from the Commission or any state securities authority or any written request by the Commission or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

(e)               After the filing of the Registration Statement, Mobileye shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Holder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the SEC or any state securities commission and use reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

(f)                Mobileye shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Mobileye and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided that Mobileye shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.6(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g)               Mobileye shall use reasonable best efforts to list such Registrable Securities on the principal securities exchange on which Mobileye’s Class A common stock is then listed and provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.

(h)               Mobileye shall use commercially reasonable efforts to cooperate with each Holder and the underwriter(s) or managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Holder or the underwriter(s) or managing underwriter(s), if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i)                 Mobileye shall immediately notify each Holder holding such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Holder and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.

(j)                 (1) The requesting Holder(s) shall have the right to select an underwriter(s) in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or Underwritten Shelf Takedown reasonably acceptable to Mobileye and (2) Mobileye shall have the right to select underwriter(s) in connection with any other underwritten Public Offering. In connection with any Public Offering, Mobileye shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(k)               Upon execution of confidentiality agreements in form and substance reasonably satisfactory to Mobileye, Mobileye shall make available during regular business hours for inspection by any Holder or underwriter participating in any disposition pursuant to a Registration Statement being filed by Mobileye pursuant to this Section 4.6 and any attorney, accountant or other professional retained by any the Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Mobileye (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause Mobileye’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of diligence calls). Records that Mobileye determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is required pursuant to applicable law or regulation or judicial process. Each Person agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Mobileye Capital Stock unless and until such information is made generally available to the public. Each Person further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to Mobileye and allow Mobileye, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(l)                 Mobileye shall furnish to each Holder and to each such underwriter, broker or sales agent if any, or any other financial institution facilitating such distribution of securities, a signed counterpart, addressed to such Holder, underwriter or such other financial institution, as applicable, of (i) an opinion or opinions of counsel to Mobileye and (ii) a comfort letter or comfort letters from Mobileye’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter(s), broker, sales agent or other financial institution facilitating such distribution of securities therefor reasonably request.

(m)             Mobileye shall take all commercially reasonable actions to ensure that any free-writing prospectus utilized in connection with any Demand Registration, Underwritten Shelf Takedown or other offering off of a Shelf Registration Statement or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(n)               Mobileye shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(o)               Mobileye may require each Holder promptly to furnish in writing to Mobileye such information regarding the distribution of the Registrable Securities as Mobileye may from time to time reasonably request and such other information as may be legally required or Mobileye may deem reasonably advisable in connection with such registration; provided that, prior to excluding such Holder on the basis of its failure to provide such information, Mobileye must furnish in writing a reminder to such Holder requesting such information at least three (3) days prior to filing the applicable Registration Statement.

(p)               Each Holder agrees that, upon receipt of any notice from Mobileye of the happening of any event of the kind described in Section 4.6(i), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.6(i), and, if so directed by Mobileye, such Holder shall deliver to Mobileye all copies, other than any permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If Mobileye shall give such notice, Mobileye shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.6(i) to the date when Mobileye shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 4.6(i).

(q)               Each Holder agrees that, in connection with any offering pursuant to this Section 4, it will not prepare or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of Mobileye, and will not distribute any written materials in connection with the offer or sale of the Registrable Securities pursuant to any registration statement hereunder other than the prospectus and any such free writing prospectus so authorized.

(r)                Mobileye shall use its commercially reasonable efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which its Class A common stock is then listed or traded.

(s)                Mobileye shall have appropriate officers of Mobileye (i) prepare and make presentations at any “road shows” or other investor presentations and before analysts and rating agencies, as the case may be, in any Underwritten Offering, (ii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, by executing customary underwriting agreements and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the Holders in the marketing of the Registrable Securities.

(t)                 Notwithstanding anything to the contrary in this Article IV, Mobileye shall not have any obligation to participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in connection with any sales or offers of Mobileye securities other than in connection with an Underwritten Offering.

Section 4.7            Indemnification and Contribution.

(a)               In the case of each offering of Registrable Securities made pursuant to this Article IV, Mobileye agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities included in such registration (each, a “Selling Holder”), each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if Mobileye shall have furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that Mobileye shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission or alleged omission, except insofar as the same shall have been made in reliance upon and in conformity with information furnished to Mobileye in writing by or on behalf of such Selling Holder expressly for use therein or by such Selling Holder’s failure to deliver a copy of the prospectus, the issuer free writing prospectus or any amendments or supplements thereto after Mobileye has furnished such Selling Holder with a sufficient number of copies of the same.

(b)               In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, Mobileye and its officers, directors, affiliates, employees and agents and each Person, if any, who controls Mobileye within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from Mobileye contained in Section 4.7(a) to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus.” Each such Selling Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of Mobileye provided in this Section 4.7(b). As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, Mobileye may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

(c)               Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, promptly notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 4.7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any indemnifying party against whom indemnity may be sought under this Section 4.7 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

(d)               If the indemnification provided for in this Section 4.7 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) as between Mobileye and the Selling Holders on the one hand and the underwriters on the other, in such proportion as shall be appropriate to reflect the relative benefits received by Mobileye and the Selling Holders on the one hand and the underwriters on the other hand or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of Mobileye and the Selling Holders on the one hand and the underwriters on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations and (ii) as between Mobileye on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Mobileye and of each Selling Holder in connection with such statements or omissions as well as any other relevant equitable considerations. The relative benefits received by Mobileye and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Mobileye and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Mobileye and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Mobileye and the Selling Holders or by the underwriters. The relative fault of Mobileye on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party’s stock ownership in Mobileye. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Mobileye and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.7 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was found not liable for or not guilty of a fraudulent misrepresentation.

(e)               Notwithstanding any other provision of this Section 4.7, the obligation to indemnify or contribute shall be several, and not joint, among the Selling Holders who furnished or failed to furnish the information in a registration statement (or in any preliminary or final prospectus included therein or issuer free writing prospectus related thereto) or in any offering memorandum or other offering document relating to the offering and sale of Registrable Securities that resulted in any loss, liability, claim or damages. The liability of each such Selling Holder shall be limited to such Selling Holder’s proportionate amount of the aggregate gross proceeds received by all such Selling Holders from the sale of such Registrable Securities and shall not in any event exceed the gross proceeds received by such Selling Holder from such sale.

(f)                Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 4.7 (with appropriate modifications) shall be given by Mobileye, the Selling Holders and any underwriters with respect to any required registration or other qualification of securities under any state or government law or regulation or governmental authority.

(g)               The obligations of the parties under this Section 4.7 shall be in addition to any liability which any party may otherwise have to any other party.

Section 4.8            Rule 144 and Form S-3. Mobileye shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder of Registrable Securities, Mobileye will deliver to such Holder a written statement as to whether it has complied with such requirements. Mobileye further agrees to use its reasonable best efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act for the filing of registration statements under this Agreement to be met as soon as reasonably practicable after the IPO Date; provided that Mobileye shall not be required to issue any additional shares of Class A common stock solely for the purpose of meeting the minimum eligibility requirements under Form S-3.

Section 4.9            Holdback Agreement.

(a)               If so requested by the Underwriters’ Representative in connection with an offering of securities covered by a registration statement filed by Mobileye, whether or not Registrable Securities of the Holders are included therein, each Holder shall agree not to effect any sale or distribution of the Shares, including any sale under Rule 144, without the prior written consent of the Underwriters’ Representative (otherwise than through the registered public offering then being made and subject to customary exceptions), within sixty (60) days (or such lesser period as the Underwriters’ Representative may permit) after the Effective Date of the registration statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement), subject to customary exclusions agreed to by such Underwriters’ Representative; provided that Mobileye shall cause all directors and executive officers of Mobileye, and all other Persons with registration rights with respect to Mobileye’s securities (whether or not pursuant to this Agreement) to enter into substantially identical agreement for at least the same period of time (without regard to this proviso), subject to exceptions for gifts, pledges, sales pursuant to pre-existing 105-1 plans and other customary exclusions agreed to by such managing underwriter(s). The Holders shall not be subject to the restrictions set forth in this Section 4.9 for longer than an aggregate of ninety-seven (97) days during any 12-month period.

(b)               If so requested by the Underwriters’ Representative in connection with an offering of any Registrable Securities, Mobileye shall agree not to effect any sale or distribution of Mobileye Capital Stock, without the prior written consent of the Underwriters’ Representative (otherwise than through the registered public offering then being made or in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation), within seven (7) days prior to or sixty (60) days (or such lesser period as the Underwriters’ Representative may permit) after the Effective Date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings) and shall use its commercially reasonable efforts to obtain and enforce similar agreements from any other Persons if requested by the Underwriters’ Representative; provided that Mobileye or such Persons shall not be subject to the restrictions set forth in this Section 4.9 for longer than an aggregate of ninety-seven (97) days during any twelve (12) month period.

Section 4.10         Term. This Article IV shall remain in effect until all Registrable Securities held by Holders have been transferred by them to other Persons.

Article V
MUTUAL RELEASES; INDEMNIFICATION

Section 5.1            Release of Pre-IPO Date Claims.

(a)               Mobileye Release. Except as provided in Section 5.1(c), as of the IPO Date, Mobileye does hereby, for itself and as agent for each member of the Mobileye Group, remise, release and forever discharge the Intel Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the IPO Date, including in connection with the transactions and all other activities to implement the IPO.

(b)               Intel Release. Except as provided in Section 5.1(c), as of the IPO Date, Intel does hereby, for itself and as agent for each member of the Intel Group, remise, release and forever discharge the Mobileye Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the IPO Date, including in connection with the transactions and all other activities to implement the IPO.

(c)               No Impairment. Nothing contained in Section 5.1(a) or Section 5.1(b) shall limit or otherwise affect any Party’s rights or obligations pursuant to or contemplated by this Agreement or any Inter-Company Agreement, in each case in accordance with its terms, including, without limitation, any obligations relating to indemnification, including indemnification pursuant to Section 5.2 and Section 5.3 of this Agreement, and any Insurance Proceeds under any of Intel’s Insurance Policies relating to the Mobileye Business which Mobileye is entitled to be paid.

(d)               No Actions as to Released Pre-IPO Date Claims. Mobileye agrees, for itself and as agent for each member of the Mobileye Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Intel or any member of the Intel Group, or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a). Intel agrees, for itself and as agent for each member of the Intel Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Mobileye or any member of the Mobileye Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

(e)               Further Instruments. At any time, at the request of any other Party, each Party shall cause each member of its respective Intel Group or Mobileye Group, as applicable, to execute and deliver releases reflecting the provisions hereof.

Section 5.2            Indemnification by Mobileye. Except as otherwise provided in this Agreement, Mobileye shall, for itself and as agent for each member of the Mobileye Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Intel Indemnitees from and against, and shall reimburse such Intel Indemnitees with respect to, any and all Losses that any third party seeks to impose upon the Intel Indemnitees, or which are imposed upon the Intel Indemnitees, and that relate to, arise or result from, whether prior to or following the IPO Date, any of the following items (without duplication):

(a)               any Mobileye Liability;

(b)               any breach by Mobileye or any member of the Mobileye Group of this Agreement or any of the Inter-Company Agreements; and

(c)               any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (i) contained in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement (other than information provided by Intel to Mobileye specifically for inclusion in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement), (ii) contained in any public filings made by Mobileye with the Commission following the IPO Date and (iii) provided by Mobileye to Intel specifically for inclusion in Intel’s annual or quarterly reports following the IPO Date to the extent (A) such information pertains to (x) Mobileye and the Mobileye Group or (y) the Mobileye Business or (B) Intel has provided prior written notice to Mobileye that such information will be included in one or more annual or quarterly reports, specifying how such information will be presented, and the information is included in such annual or quarterly reports; provided that this sub-clause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of any member of the Intel Group, including as a result of any misstatement or omission of relevant material information by any member of the Intel Group to Mobileye.

In the event that any member of the Mobileye Group makes a payment to the Intel Indemnitees hereunder, and any of the Intel Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from Intel), Intel will promptly repay (or will procure Intel Indemnitee to promptly repay) such member of the Mobileye Group the amount by which the payment made by such member of the Mobileye Group exceeds the actual cost of the associated indemnified Liability following such diminution.

Section 5.3            Indemnification by Intel. Except as otherwise provided in this Agreement, Intel shall, for itself and as agent for each member of the Intel Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Mobileye Indemnitees from and against, and shall reimburse such Mobileye Indemnitee with respect to, any and all Losses that any third party seeks to impose upon the Mobileye Indemnitees, or which are imposed upon the Mobileye Indemnitees, and that relate to, arise or result from, whether prior to or following the IPO Date, with any of the following items (without duplication):

(a)               any Liability of the Intel Group and all Liabilities arising out of the operation or conduct of the Intel Business (in each case excluding the Mobileye Liabilities);

(b)               any breach by Intel or any member of the Intel Group of this Agreement or any of the Inter-Company Agreements;

(c)               any Liabilities relating to payment of consideration to former equityholders of Mobileye N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (“Mobileye N.V.”), under that certain Purchase Agreement, dated as of March 12, 2017 (the “Purchase Agreement”), by and among Intel, Mobileye N.V. and Cyclops, including in connection with the Compulsory Acquisition (as defined in the Purchase Agreement), and related costs; and

(d)               any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (i) contained in the IPO Registration Statement, any issuer free writing prospectus or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement provided by Intel specifically for inclusion therein to the extent such information pertains to (x) Intel and the Intel Group or (y) the Intel Business and (ii) provided by Intel to Mobileye specifically for inclusion in Mobileye’s annual or quarterly reports following the IPO Date to the extent (A) such information pertains to (x) Intel and the Intel Group or (y) the Intel Business or (B) Mobileye has provided prior written notice to Intel that such information will be included in one or more annual or quarterly reports, specifying how such information will be presented, and the information is included in such annual or quarterly reports; provided that this sub-clause (B) shall not apply to the extent that any such Liability arises out of or results from, or in connection with, any action or inaction of any member of the Mobileye Group, including as a result of any misstatement or omission of relevant material information by any member of the Mobileye Group to Intel.

In the event that any member of the Intel Group makes a payment to the Mobileye Indemnitees hereunder, and any of the Mobileye Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from Mobileye), Mobileye will promptly repay (or will procure a Mobileye Indemnitee to promptly repay) such member of the Intel Group the amount by which the payment made by such member of the Intel Group exceeds the actual cost of the indemnified Liability following such diminution.

Section 5.4            Ancillary Agreement Liabilities. Notwithstanding any other provision in this Agreement to the contrary, any Liability specifically assumed by, or allocated to, a Party in any of the Inter-Company Agreements shall be governed exclusively by the terms of such Inter-Company Agreement.

Section 5.5            Other Agreements Evidencing Indemnification Obligations. Intel hereby agrees to execute, for the benefit of any Mobileye Indemnitee, such documents as may be reasonably requested by such Mobileye Indemnitee, evidencing Intel’s agreement that the indemnification obligations of Intel set forth in this Agreement inure to the benefit of and are enforceable by such Mobileye Indemnitee. Mobileye hereby agrees to execute, for the benefit of any Intel Indemnitee, such documents as may be reasonably requested by such Intel Indemnitee, evidencing Mobileye’s agreement that the indemnification obligations of Mobileye set forth in this Agreement inure to the benefit of and are enforceable by such Intel Indemnitee.

Section 5.6            Reductions for Insurance Proceeds and other Recoveries.

(a)               Insurance Proceeds. The amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 5.2 or Section 5.3, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Loss. The existence of a claim by an Indemnitee for monies from a third-party insurer or against a third party in respect of any indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather, the Indemnifying Party shall make payment in full of the amount determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for Insurance Proceeds or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the Parties that no third-party insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any indemnifiable Loss and later receives Insurance Proceeds or other amounts in respect of such indemnifiable Loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party (or Indemnifying Parties) and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such indemnifiable Loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay each Indemnifying Party, its proportionate share (based on payments received from the Indemnifying Parties) of such Insurance Proceeds).

(b)               Tax Cost/Tax Benefit. The amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 5.2 or Section 5.3, as applicable, shall be (i) increased to take account of any net Tax cost incurred by the Indemnitee arising from the receipt or accrual of an indemnification payment hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnitee arising from incurring or paying such loss or other liability. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnification payment hereunder or incurring or paying any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this Section 5.6(b) and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have “actually realized” a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the receipt or accrual of the indemnification payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the Indemnitee’s liability for Taxes, and payments between such indemnified parties to reflect such adjustment shall be made if necessary. Notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the Parties hereto agree that any indemnity payment made hereunder shall be treated as a capital contribution or dividend distribution, as the case may be, immediately prior to the IPO Date and, accordingly, not includible in the taxable income of the recipient or deductible by the payor.

Section 5.7            Procedures for Defense, Settlement and Indemnification of the Third-Party Claims.

(a)               Notice of Claims. If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Intel Group or the Mobileye Group of any claim or of the commencement by any such Person of any Action (collectively, a “Third-Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification, Intel and Mobileye (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within thirty (30) days after becoming aware of such Third-Party Claim. Any such notice shall describe the Third-Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 5.7 shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such delay or failure to give notice.

(b)               Defense by Indemnifying Party. An Indemnifying Party shall be entitled to participate in the defense of any Third-Party Claim and, to the extent that it wishes, at its cost, risk and expense, to assume the defense thereof, with counsel reasonably satisfactory to the party seeking indemnification. After timely notice from the Indemnifying Party to the Indemnitee of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification for any legal expenses of other counsel or any other expenses subsequently incurred by Indemnitee in connection with the defense thereof. The Indemnitee agrees to cooperate in all reasonable respects with the Indemnifying Party and its counsel in the defense against any Third-Party Claim. The Indemnifying Party shall be entitled to compromise or settle any Third-Party Claim as to which it is providing indemnification, which compromise or settlement shall be made only with the written consent of the Indemnitee, such consent not to be unreasonably withheld.

(c)               Defense by Indemnitee. If an Indemnifying Party fails to assume the defense of a Third-Party Claim within thirty (30) calendar days after receipt of notice of such claim, Indemnitee will, upon delivering notice to such effect to the Indemnifying Party, have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party subject to the limitations as set forth in this Section 5.7; provided, however, that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnitee assumes the defense of any Third-Party Claim, it shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall reimburse all such costs and expenses of the Indemnitee in the event it is ultimately determined that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third-Party Claim. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent will not be unreasonably withheld.

Section 5.8            Additional Matters.

(a)               Cooperation in Defense and Settlement. With respect to any Third-Party Claim that implicates both Mobileye and Intel in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in this Agreement or any of the Inter-Company Agreements, the Parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege, joint defense or other privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. If, by agreement the Parties allow one Party to have the primary role of managing the defense of such Third-Party Claims, the managing Party shall, upon reasonable request, consult with the non-managing Party with respect to significant matters relating thereto and may, if necessary or helpful, associate counsel to assist in the defense of such claims.

(b)               Pre-IPO Date Actions. Except with respect to matters pertaining solely to, or solely in connection with, the Mobileye Business, Intel may, in its sole discretion, have exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions pending at the IPO Date relating to or arising in connection with, in any manner, the Mobileye assets or the Mobileye Liabilities if Intel or a member of the Intel Group is named as a party thereto; provided, however, that Intel must obtain the written consent of Mobileye, such consent not to be unreasonably withheld, to settle or compromise or consent to the entry of judgment with respect to such Action. After any such compromise, settlement, consent to entry of judgment or entry of judgment, Intel shall reasonably and fairly allocate to Mobileye and Mobileye shall be responsible for Mobileye’s proportionate share of any such compromise, settlement, consent or judgment attributable to the Mobileye Business, the Mobileye assets or the Mobileye Liabilities, including its proportionate share of the costs and expenses associated with defending same.

(c)               Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the Parties regarding indemnification and the management of the defense of claims as set forth in this Article V shall not be altered.

(d)               Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

Section 5.9            Survival of Indemnities. Subject to Section 5.5, the rights and obligations of the members of the Intel Group and the Mobileye Group under this Article V shall survive the sale or other transfer by any Party of any assets or businesses or the assignment by it of any Liabilities or the sale by any member of the Intel Group or the Mobileye Group of the capital stock or other equity interests of any Subsidiary to any Person.

Article VI
OPTION

Section 6.1            Option.

(a)               Subject to the provisions of subsection (b) of this Section 6.1, Mobileye hereby grants to Intel, on the terms and conditions set forth herein, a continuing right (the “Option”) to purchase from Mobileye, at the times set forth herein, such number of shares of Class A common stock or such number of shares of Class B common stock as is necessary for Intel to maintain at least eighty and one-tenth percent (80.1%) in Ownership Percentage, in each case, as set forth in Section 6.3. The Option shall be assignable, in whole or in part and from time to time, by Intel to any member of the Intel Group.

(i)        The exercise price for each share of Class A common stock purchased pursuant to an exercise of the Option shall be:

(A)          in the event of the issuance by Mobileye of Class A common stock in exchange for cash consideration, the per share price paid to Mobileye for shares of the Class A common stock issued by Mobileye in the related Issuance Event (as defined in Section 3.10); or

(B)          in the event of: (1) the issuance by Mobileye of Class A common stock pursuant to any stock option or other executive or employee benefit or compensation plan maintained by Mobileye or (2) the issuance by Mobileye of Class A common stock for consideration other than cash, the Fair Market Value per share of Class A common stock on the Issuance Event Date (as defined in Section 3.10); and

(ii)            The exercise price for each share of Class B common stock purchased pursuant to an exercise of the Option shall be the Fair Market Value per share of Class B common stock on the Issuance Event Date.

For the purposes of this Section 3.10, “Fair Market Value” of a share of (x) Class A common stock shall mean the closing price per share of Class A common stock as quoted on the NASDAQ on the date for which a determination is being made and (y) Class B common stock shall be the fair market value per share of Class B common stock as determined in good faith by Mobileye’s board of directors.

(b)               The provisions of Section 6.1(a) hereof notwithstanding, the Option granted pursuant to Section 6.1(a) shall not apply and shall not be exercisable in connection with the issuance by Mobileye of any shares of Common Stock (i) in connection with the IPO, including the full exercise of all underwriters’ over-allotment options granted in connection therewith, or (ii) pursuant to any stock option or other executive or employee benefit or compensation plan maintained by Mobileye except where the issuance of such Common Stock pursuant to this clause (ii) would cause Intel Group’s Ownership Percentage to fall below eighty and one-tenth percent (80.1%).

Section 6.2            Notice. At least twenty (20) Business Days prior to the issuance of any shares of Common Stock (other than as provided in Section 6.1(b) and other than issuances of Common Stock to any member of the Intel Group) or the first date on which any event could occur that, in the absence of a full or partial exercise of the Option, would result in a reduction in Intel Group’s Ownership Percentage to below eighty and one-tenth percent (80.1%), Mobileye will notify Intel in writing (an “Option Notice”) of its plans to issue any such shares or the date on which such event could first occur. Each Option Notice must specify the date on which Mobileye intends to issue such additional shares of Common Stock or on which such event could first occur (such issuance or event being referred to herein as an “Issuance Event” and the date of such issuance or event as an “Issuance Event Date”), the number of shares Mobileye intends to issue or may issue and the other terms and conditions of such Issuance Event.

Section 6.3            Option Exercise and Payment. The Option may be exercised by Intel (or any member of the Intel Group to which all or any part of the Option has been assigned) in connection with an Issuance Event for a number of shares of Class A common stock or a number of shares of Class B common stock equal to or less than the number of shares that are necessary for the Intel Group to maintain at least eighty and one-tenth percent (80.1%) in Ownership Percentage. The Option may be exercised at any time after receipt of an applicable Option Notice and up to three (3) Business Days prior to the applicable Issuance Event Date by the delivery to Mobileye of a written notice to such effect specifying (x) the number of shares of Class A common stock and the number of shares of Class B common stock to be purchased by Intel or any member of the Intel Group and (y) a determination of the exercise price for such shares. In the event of any such exercise of the Option, Mobileye will, on the applicable Issuance Event Date and simultaneously with the issuance of shares of Common Stock in the related Issuance Event, issue to Intel (or any member of the Intel Group designated by Intel), against payment therefor, certificates or book-entries representing the shares of Class A common stock or Class B common stock being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer of immediately available funds to such account as shall be specified by Mobileye for the full purchase price for such shares.

Section 6.4            Termination of Option. The Option, or any part thereof assigned to a member of the Intel Group other than Intel, shall terminate upon the earlier of (i) the Distribution Date, (ii) the first date that members of the Intel Group beneficially own shares of Common Stock representing less than eighty percent (80%) in Ownership Percentage and (iii) in the event that the Option has been transferred, on such date that the Person to whom the Option, or such part thereof, has been transferred, ceases to be a member of the Intel Group.

Article VII
MISCELLANEOUS

Section 7.1            Consent of Intel. Any consent of Intel pursuant to this Agreement or any of the Inter-Company Agreements shall not be effective unless it is in writing and evidenced by the signature of the General Counsel of Intel (or such other person that the General Counsel has specifically authorized in writing to give such consent).

Section 7.2            Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE INTEL GROUP OR MOBILEYE GROUP BE LIABLE TO ANY OTHER MEMBER OF THE INTEL GROUP OR MOBILEYE GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT OR IN ANY INTER-COMPANY AGREEMENT.

Section 7.3            Entire Agreement. This Agreement, the Inter-Company Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

Section 7.4            Governing Law and Jurisdiction. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and shall be governed by the laws of State of Delaware applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof).

Section 7.5            Termination; Amendment. This Agreement and all Inter-Company Agreements may be terminated or amended by and in the sole discretion of Intel, without the approval of Mobileye, at any time prior to the IPO. This Agreement and any applicable Inter-Company Agreements may be terminated or amended at any time after such date by mutual consent of Intel and Mobileye, evidenced by an instrument in writing signed on behalf of each of the Parties. In the event of termination pursuant to this Section 7.5, no Party shall have any liability of any kind to the other Party, except for any rights that will have accrued to the benefit of a Party prior to such termination. Except as otherwise provided herein or required by the provisions hereof, this Agreement shall terminate on the date that is five (5) years after the first date upon which the members of the Intel Group cease to own at least twenty percent (20%) of the then outstanding number of shares of Common Stock; provided, however, that the provisions of Section 3.6 of Article III shall survive for a period of seven (7) years after the termination of this Agreement and the provisions of Section 3.4 and Section 3.10 of Article III, Article V, Article VII and Article VIII shall survive indefinitely after the termination of this Agreement.

Section 7.6            Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery on a Business Day before 5:00 p.m. in the time zone of the receiving party, otherwise upon the following Business Day after receipt of proof of delivery, or (c) at the time sent (if sent before 5:00 p.m., addressee’s local time and on the next Business Day if sent after 5:00 p.m., addressee’s local time), if sent by email of a .pdf, .tif, .gif, .jpg or similar attachment. All notices and other communications must also be sent by email, with the subject line “Mobileye Master Transaction Agreement Notice.” All notices and other communications hereunder shall be delivered to the addresses set forth below:

if to Intel:

Intel Corporation
2200 Mission College Boulevard
Santa Clara, California 95054

Attention:	General Counsel
Email:	****

if to Mobileye:

Mobileye Global Inc.
c/o Mobileye B.V.
Har Hotzvim, 13 Hartom Street
P.O. Box 45157 Jerusalem 9777513, Israel

Attention:	General Counsel
Email:	****

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 7.7            Counterparts. This Agreement, including the Inter-Company Agreements and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 7.8            Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Intel Group and each member of the Mobileye Group. Except as otherwise set forth in Article VI, Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party’s reincorporation in another jurisdiction or into another business form.

Section 7.9            Severability. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.10        Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 7.11        Authority. Each of the Parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 7.12        Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. For the purposes of this Agreement: (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms “Article,” “Section,” “Schedule,” “Exhibit” and paragraph are references to the Articles, Sections, Schedules, Exhibits and paragraphs to or of this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (iv) references to “$” shall mean U.S. dollars; (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” shall not be exclusive; (vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not (unless the context demands otherwise) mean simply “if”; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) Mobileye and Intel have each participated in the negotiation and drafting of this Agreement, and, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (xi) a reference to any Person includes such Person’s successors and permitted assigns; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (xiv) unless otherwise stated in this Agreement, references to any contract are to that contract as amended, modified or supplemented from time to time in accordance with the terms thereof; (xv) the word “shall” shall have the same meaning as the word “will”; (xvi) the word “any” shall mean “any and all”; and (xvii) the term “ordinary course of business” (or any phrase of similar import) shall mean “ordinary course of business, consistent with past practice.”

Section 7.13        Conflicting Agreements. None of the provisions of this Agreement are intended to supersede any provision in any Inter-Company Agreement (and any amendments thereto) or any other agreement with respect to the respective subject matters thereof. In the event of conflict between this Agreement and any Inter-Company Agreement (and any amendments thereto) or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

Section 7.14        Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party hereto.

Article VIII
DEFINITIONS

Section 8.1            Defined Terms. The following capitalized terms shall have the meanings given to them in this Section 8.1:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal, other than any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation relating to Taxes.

“Administrative Services Agreement” means the Administrative Services Agreement, substantially in the form attached to the IPO Registration Statement as Exhibit [●].

“Affiliated Company” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” shall mean this Master Transaction Agreement, together with the Schedules and Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

“Business Day” means any day that is not a Friday, Saturday, a Sunday or other day on which commercial banks in Santa Clara, California, or Israel are required or authorized by law to be closed.

“Class A Applicable Stock” means at any time the (i) shares of Class A common stock owned by the Intel Group that are owned on the IPO Date, plus (ii) shares of Class A common stock purchased by the Intel Group pursuant to Article VI of this Agreement, plus (iii) shares of Class A common stock that were issued to the Intel Group in respect of shares described in either clause (i) or clause (ii) in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event.

“Class A common stock” shall mean the Class A common stock, par value $0.01 per share, of Mobileye.

“Class A Ownership Percentage” means, at any time, the fraction, expressed as a percentage and rounded to the nearest thousandth of a percent, whose numerator is the number of shares owned of the Class A Applicable Stock and whose denominator is the aggregate number of outstanding shares of Class A common stock and Class B common stock of Mobileye; provided, however, that any shares of Common Stock issued by Mobileye in violation of its obligations under Article VI of this Agreement shall not be deemed outstanding for the purpose of determining the Class A Ownership Percentage.

“Class B Applicable Stock” means at any time the (i) shares of Class B common stock owned by the Intel Group that are owned on the IPO Date, plus (ii) shares of Class B common stock purchased by the Intel Group pursuant to Article VI of this Agreement, plus (iii) shares of Class B common stock that were issued to the Intel Group in respect of shares described in either clause (i) or clause (ii) in any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event.

“Class B common stock” shall mean the Class B common stock, par value $0.01 per share, of Mobileye.

“Class B Ownership Percentage” means, at any time, the fraction, expressed as a percentage and rounded to the nearest thousandth of a percent, whose numerator is the number of shares owned of the Class B Applicable Stock and whose denominator is the aggregate number of outstanding shares of Class A common stock and Class B common stock of Mobileye; provided, however, that any shares of Common Stock issued by Mobileye in violation of its obligations under Article VI of this Agreement shall not be deemed outstanding for the purpose of determining the Class B Ownership Percentage.

“Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

“Common Stock” means the Class A common stock and Class B common stock of Mobileye.

“Continuously Effective” with respect to a specified registration statement, means that such registration statement shall not cease to be effective and available for transfers of Registrable Securities in accordance with the method of distribution set forth therein for longer than five (5) Business Days during the period specified in the relevant provision of this Agreement.

“Contract” means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

“Distribution” means a distribution by Intel of Common Stock (and preferred stock, if any) of Mobileye or common stock (and preferred stock, if any) of a Person that is a successor to Mobileye, which distribution is to holders of common stock of Intel and is intended to qualify as a tax-free distribution under Section 355 of the Code.

“Distribution Date” means the date on which a Distribution occurs.

“Effective Date” means the date registration statement filed pursuant to Article IV hereof is declared effective by the Commission.

“Final Determination” has the meaning set forth in the Tax Sharing Agreement.

“Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

“Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Holders” shall mean, collectively, Intel and its Affiliated Companies (other than Mobileye) who from time to time own Registrable Securities, each of such entities separately is sometimes referred to herein as a “Holder.”

“Indemnifying Party” means any party which may be obligated to provide indemnification to an Indemnitee pursuant to Section 5.2 or Section 5.3 hereof or any other section of this Agreement or any Inter-Company Agreement.

“Indemnitee” means any party which may be entitled to indemnification from an Indemnifying Party pursuant to Section 5.2 or Section 5.3 hereof or any other section of this Agreement or any Inter-Company Agreement.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Insurance Policies” means insurance policies pursuant to which a Person makes a true risk transfer to a third-party insurer.

“Insurance Proceeds” means those monies: (a) received by an insured from a third-party insurance carrier; (b) paid by a third-party insurance carrier on behalf of the insured; or (c) from Insurance Policies.

“Intel Business” means any business that is then conducted by Intel and described in its periodic filings with the Commission, other than the Mobileye Business.

“Intel Group” means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Intel is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the Mobileye Group.

“Intel Indemnitees” means Intel, each member of the Intel Group and each of their respective directors, officers and employees.

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

“Loss” and “Losses” mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an indemnified party).

“Maximum Number” when used in connection with an Underwritten Offering, shall mean the maximum number of shares of Mobileye Capital Stock (or amount of other Registrable Securities) that the Underwriters’ Representative has informed Mobileye may be included as part of such offering without materially and adversely affecting the success or pricing of such offering.

“Mobileye Balance Sheet” shall mean Mobileye’s unaudited consolidated balance sheet for the most recently completed fiscal quarter as of the IPO Date.

“Mobileye Business” means the business of autonomous driving and advanced driver assistance systems and delivering mobility-as-a-service by aggregating public transit data and user data to provide multimodal trip planning resources technology presently conducted by Mobileye, as more completely described in the IPO Registration Statement, or following the IPO Date, such business that is then conducted by Mobileye and described in its periodic filings with the Commission.

“Mobileye Capital Stock” means all classes or series of capital stock of Mobileye.

“Mobileye Group” means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Mobileye will be the common parent corporation immediately after the Distribution, and any corporation or other entity which may become a member of such group from time to time.

“Mobileye Indemnitees” means Mobileye, each member of the Mobileye Group and each of their respective directors, officers and employees.

“Mobileye Liabilities” shall mean (without duplication) the following Liabilities:

(i)        all Liabilities reflected in the Mobileye Balance Sheet;

(ii)      all Liabilities of Intel or its Subsidiaries that arise after the date of the Mobileye Balance Sheet that would be reflected in a Mobileye balance sheet as of the date of such Liabilities, if such balance sheet was prepared using the same principles and accounting policies under which the Mobileye Balance Sheet was prepared;

(iii)      all Liabilities that should have been reflected in the Mobileye Balance Sheet but are not reflected in the Mobileye Balance Sheet due to mistake or unintentional omission;

(iv)      all Liabilities (other than Liabilities for Taxes, which are governed by the Tax Sharing Agreement), whether arising before, on or after the IPO Date, that relate to, arise or result from:

(A)          the operation of the Mobileye Business as conducted at any time prior to, on or after the IPO Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority)); or

(B)          the operation of any business conducted by any member of the Mobileye Group at any time after the IPO Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(v)      all Liabilities that are expressly contemplated by this Agreement, or any other Inter-Company Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Mobileye or any member of the Mobileye Group; and

(vi)     Liabilities of any member of the Mobileye Group under this Agreement or any of the Inter-Company Agreements.

After the IPO Date, Intel and Mobileye may receive invoices evidencing liabilities jointly incurred by or on behalf of both of them or their respective Affiliates. Accordingly, each of Intel and Mobileye agrees that such joint liabilities shall be divided among Intel, Mobileye and their respective Affiliates consistent with past practice and “Mobileye Liabilities” shall include the portion so allocated to Mobileye.

“Ownership Percentage” means, at any time, the fraction, expressed as a percentage and rounded to the nearest thousandth of a percent, whose numerator is the number of shares equal to the sum of the Class A Applicable Stock and the Class B Applicable Stock owned and whose denominator is the aggregate number of outstanding shares of Class A common stock and Class B common stock of Mobileye; provided, however, that any shares of Common Stock issued by Mobileye in violation of its obligations under Article VI of this Agreement shall not be deemed outstanding for the purpose of determining the Ownership Percentage.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means an offering of equity securities of Mobileye pursuant to an effective registration statement under the Securities Act, including an offering in which Holders are entitled to sell Securities pursuant to the terms of this Agreement.

“Registrable Securities” means (i) the Class A common stock and the Class B common stock held by Intel immediately following the IPO Date (the “Shares”), (ii) any other securities issued or distributed to Intel in respect of the Class A common stock or Class B common stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise, (iii) any Class A common stock or other securities received by Intel into which or for which Class B common stock are converted or exchanged or are convertible or exchangeable, (iv) any other Class A common stock or Class B common stock acquired by Intel prior to the Distribution Date, and (v) any other successor securities received by Intel in respect of any of the forgoing (i) through (iv); provided that in the event that any Registrable Securities (as defined without giving effect to this proviso) are being registered pursuant hereto, the Holder may include in such registration (subject to the limitations of this Agreement otherwise applicable to the inclusion of Registrable Securities) any Class A common stock or Class B common stock or securities acquired in respect thereof thereafter acquired by such Holder, which shall also be deemed to be “Shares” and accordingly Registrable Securities, for purposes of such registration. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale by Intel shall have been declared effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public in accordance with Rule 144 or they may be sold or transferred by the Holder thereof without restriction pursuant to Rule 144, (y) they shall have been otherwise transferred by Intel to an entity or Person that is not an Affiliated Company of Intel, new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by Mobileye and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (z) they shall have ceased to be outstanding.

“Registration Expenses” means any and all out-of-pocket expenses incident to performance of or compliance with Article IV of this Agreement, including, without limitation, (i) all Commission registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities) or relating to the National Association of Securities Dealers, Inc., (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with listing (or authorizing for quotation) the Registrable Securities on a securities exchange or automated inter-dealer quotation system pursuant to the requirements hereof, (v) the fees and disbursements of counsel for Mobileye and of its independent public accountants, (vi) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, which shall be paid by the applicable Holder, and (viii) the expenses incurred in connection with making “road show” presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities.

“Registration Statement” means any registration statement of Mobileye that covers Registrable Securities pursuant hereto filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post- effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

“Rule 415 Offering” means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in the definition of Registrable Securities.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or business trust, whether voting or non-voting.

“Subsidiary” of any Person means a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (1) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profits interest, in the case of a partnership; or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Tax” and “Taxes” have the meaning set forth in the Tax Sharing Agreement.

“Tax Sharing Agreement” means the Tax Sharing Agreement, substantially in the form attached to the IPO Registration Statement as Exhibit [●].

“Underwriters’ Representative” when used in connection with an Underwritten Offering, shall mean the managing underwriter of such offering, or, in the case of a co-managed underwriting, the managing underwriters designated as the Underwriters’ Representative by the co-managers.

“Underwritten Offering” shall mean a registration in which securities of Mobileye are sold to one or more underwriters, or through one or more brokers or agents for reoffering to the public and the deliverables provided in Section 4.6(l) and Section 4.6(s) hereof are provided.

Section 8.2            Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

AAA	3.10(b)
AAA Rules	3.10(b)
Blackout Period	4.5
Commission	Recitals
Company Notice	4.1(a)
Company Piggyback Notice	4.3(a)
Cyclops	3.13(c)(i)
Demand Period	4.1(b)
Demand Registration	4.1(a)
Demand Registration Statement	4.1(a)
Eligible Holders	4.1(a)
Exchange Act	2.1(a)
Fair Market Value	6.1(a)(ii)
GAAP	3.9
Initiating Holder	4.1(a)
Inspectors	4.6(k)
Intel	Preamble
Intel’s Auditors	3.3(b)
Inter-Company Agreements	1.1
IPO	Recitals
IPO Conditions	2.3
IPO Date	Recitals
IPO Registration Statement	Recitals
Issuance Event	6.2
Issuance Event Date	6.2
Long-Form Registration	4.1(a)
Maximum Offering Size	4.1(c)
Mobileye	Preamble
Mobileye’s Auditors	3.3(a)
Mobileye Charter	3.17
NASDAQ	2.1(c)
Notifiable Transaction	3.16
Option	6.1(a)
Option Notice	6.2
Other Holders	4.1(a)
Other Securities	4.3(a)
Party or Parties	Preamble
Piggyback Registration	4.3(a)
Privileged Information	3.5(a)

Privileges	3.5(a)
Records	4.6(k)
Remaining Intel Awards	3.8(b)
Request	4.1(a)
Retention Period	3.2(d)
SEC	3.9
Selling Holder	4.7(a)
Shelf Offering Request	4.2(a)
Shelf Period	4.2(b)
Shelf Registration Statement	4.2(a)
Short-Form Registration	4.1(a)
Third-Party Claim	5.7(a)
Underwriters	2.1(a)
Underwriting Agreement	2.1(a)
Underwritten Shelf Takedown	4.2(c)
Underwritten Shelf Takedown Notice	4.2(c)
Underwritten Shelf Takedown Request	4.2(c)

WHEREFORE, the Parties have signed this Master Transaction Agreement effective as of the date first set forth above.

INTEL CORPORATION

By:
Name:
Title:

MOBILEYE GLOBAL INC.

By:
Name:
Title: